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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated January 20, 2000, except with respect to Note M as to which the date is March 8, 2000 and Note N as to which the date is May 31, 2000, included in Lone Star Technologies, Inc.'s Form 10-K/A for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.


                                       /s/ Arthur Andersen LLP


Dallas, Texas
August 2, 2000